Exhibit 8.2

October 25, 2013

Golar LNG Partners LP

Par-la-Ville Place

14 Par-la-Ville Road

Hamilton, HM 08

Bermuda

Re:          Golar LNG Partners LP

Ladies and Gentlemen:

We have acted as counsel to Golar LNG Partners LP (the “Company”) as to Marshall Islands law in connection with the preparation of a registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”), relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”) and offering by the Company in one or more public offerings (collectively, the “Offering”) of an indeterminate number of securities, which may include common units representing limited partner interests (the “Common Units”), other classes of units representing limited partner interests (the “Units”), and debt securities of the Company (the “Debt Securities”) (and, together with the Common Units, the Units and the Debt Securities, the “Securities”).

In formulating our opinion as to these matters, we have examined such documents as we have deemed appropriate, including the Registration Statement and the prospectus of the Company (the “Prospectus”) included in the Registration Statement. We also have obtained such additional information as we have deemed relevant and necessary from representatives of the Company.

Capitalized terms not defined herein have the meanings ascribed to them in the Registration Statement.

Based on the facts as set forth in the Registration Statement and, in particular, on the representations, covenants, assumptions, conditions and qualifications described under the caption “Non-United States Tax Considerations — Marshall Islands Tax Considerations” therein, we hereby confirm that the opinions with respect to Marshall Islands tax matters expressed in the Registration Statement under the caption “Non-United States Tax Considerations—Marshall Islands Tax Considerations” accurately state our views as to the tax matters discussed therein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and discussion of advice provided by us in the Prospectus relating to Marshall Islands law matters. In giving such consent, we do not hereby admit that we are “experts” within the meaning of the Securities Act and the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,
/s/ Seward & Kissel LLP